Perrigo Reports Record Quarterly Revenue and Earnings and Raises Full Year Adjusted EPS Guidance

-- Fiscal third quarter revenue from continuing operations increased $154 million, or 29%, to $692 million

-- Fiscal third quarter GAAP income from continuing operations increased 49% to $92 million, or $0.98 per share

-- Fiscal third quarter adjusted income from continuing operations increased 33% to $100 million, or $1.07 per share

-- Management raises full-year fiscal 2011 adjusted diluted earnings from continuing operations guidance to $3.90-$4.00 per share from previously announced $3.75-$3.90 per share

ALLEGAN, Mich., May 3, 2011 /PRNewswire/ -- Perrigo Company (Nasdaq: PRGO; TASE) today announced results for its third quarter ended March 26, 2011.

Perrigo's Chairman and CEO Joseph C. Papa commented, "We are very pleased with this quarter's record revenue and earnings performance. The main contributors to this strong performance were $44 million of new product sales, continued operational execution in our Rx and API segments and another solid quarter in Nutritionals. In Consumer Healthcare, revenue grew 13% in the quarter as we continue to see very strong demand for our products. At the same time, we have been experiencing some throughput pressure in manufacturing, but we are in the process of making investments that we believe will enhance output in the near future."

Mr. Papa continued, "The April resolution of the 2010 FDA warning letter in less than one year is a major achievement. We are convinced that this process has made us a better company, as it helped us to further enhance the quality of our production. Our retailers and consumers continue to realize the value proposition of Perrigo's high quality, affordable healthcare products and we look forward to increasing our production volumes further to meet their growing demand."

Refer to Table I at the end of this press release for adjustments in the current year and prior year periods and additional non-GAAP disclosure information.

The Company's reported results are summarized in the attached Condensed Consolidated Statements of Income, Balance Sheets and Statements of Cash Flows.

Perrigo Company

(from continuing operations, in thousands, except per share amounts)

(see the attached Table I for reconciliation to GAAP numbers)

Third Quarter		Nine Months
	2011	2010	2011	2010
Net Sales	$691,563	$537,632	$2,050,400	$1,648,390
Reported Income	$91,531	$61,541	$254,988	$175,432
Adjusted Income	$100,212	$75,427	$279,944	$209,555
Reported Diluted EPS	$0.98	$0.66	$2.73	$1.89
Adjusted Diluted EPS	$1.07	$0.81	$3.00	$2.26
Diluted Shares	93,549	92,589	93,371	92,819

Third Quarter Results

Net sales from continuing operations for the third quarter of fiscal 2011 were approximately $692 million, an increase of 29% over fiscal 2010. The increase was driven primarily by the acquisitions of PBM Holdings, Inc. (PBM) and Orion Laboratories Pty Ltd. (Orion), as well as $44 million in new product sales. Reported income from continuing operations was approximately $92 million, or $0.98 per share, a strong increase over $62 million, or $0.66 per share, a year ago. Excluding charges as outlined in Table I at the end of this release, third quarter fiscal 2011 adjusted income from continuing operations was $100 million, or $1.07 per share.

Nine Months Results

Net sales from continuing operations for the first nine months of fiscal 2011 were $2,050 million, an increase of 24% over fiscal 2010. The increase was driven primarily by strong results in the Rx and Nutritionals segments and included consolidated new product sales of approximately $156 million. Reported gross profit was approximately $703 million, up 28% over last year, and the reported gross margin was 34.3%, up from 33.3% last year. Reported operating margin increased 220 basis points to 17.9%, and adjusted operating margin increased 140 basis points to 19.7%. Reported income from continuing operations was $255 million, an increase of 45%. Adjusted income from continuing operations was $280 million, or an increase of 34%.

Consumer Healthcare

Consumer Healthcare segment net sales for the third quarter were $425 million compared with $377 million for the third quarter last year, an increase of 13%. The increase resulted from approximately $36 million in additional existing product sales, primarily in the analgesics and cough/cold categories, as well as $9 million from new product sales and $7 million of incremental sales from the acquisition of Orion. These increases were partially offset by a decline of $5 million in sales of existing products, primarily in the feminine hygiene and contract manufacturing categories. Reported operating income was $72 million, compared with $75 million a year ago. The decrease was driven largely by increased spending on quality system investments and increased operating expenses. Reported operating margin decreased 300 basis points to 17.0%, and adjusted operating margin decreased 290 basis points to 17.5%.

For the first nine months of fiscal 2011, Consumer Healthcare net sales increased $76 million, or 6%, compared to fiscal 2010. The increase resulted from $51 million in additional existing product sales, primarily in the analgesics and cough/cold categories, and $36 million of new product sales, as well as incremental sales of approximately $21 million from the Company's acquisition of Orion. This growth was partially offset by approximately $32 million in decreased sales of existing products, primarily in the contract manufacturing and gastrointestinal categories.

On February 10, 2011, the Company announced that it agreed to settle its Hatch-Waxman litigation relating to Minoxidil foam brought by Stiefel Research Australia Pty. Ltd., a GSK Company. The terms of the settlement permit the Company to launch in the U.S., a generic version of Men's Rogaine® Foam on March 1, 2012, or earlier under certain circumstances.

On February 17, 2011, the Company announced that it entered into an exclusive agreement with AgaMatrix, Inc. to sell and distribute blood glucose monitors and test strips in the U.S. store brand channel. As part of the agreement, the Company will sell and distribute certain products in the current AgaMatrix portfolio, as well as certain future products.

On April 13, 2011, the Company announced that its partner, Teva Pharmaceutical Industries, Ltd. (Nasdaq: TEVA), received final OTC approval to sell and distribute fexofenadine HCl 60 mg and 180 mg tablets; the generic equivalents of Sanofi-Aventis' Allegra 60 mg and 180 mg products.

Nutritionals

Nutritionals segment net sales for the third quarter were $124 million, compared with $59 million for the third quarter last year, an increase of 111%. The increase was due primarily to additional sales of approximately $81 million attributable to the acquisition of PBM. The increase was partially offset by a decrease in sales of existing products of approximately $14 million. Reported operating income was approximately $18 million, compared with $3 million a year ago. The increase was driven largely by the acquisition of PBM. Reported operating margin increased 880 basis points to 14.5%, and adjusted operating margin increased 1140 basis points to 19.1%.

For the first nine months of fiscal 2011, Nutritionals net sales increased $205 million, or 117%, compared to fiscal 2010. The increase resulted from $242 million of sales attributable to the acquisition of PBM and $5 million of new product sales in the Vitamins, Minerals and Supplements (VMS) category. This growth was partially offset by $39 million in decreased sales of existing products in the VMS category.

On February 21, 2011, the Company announced that it began selling OTC infant formula to Costco in Canada. The product is sold under Costco's Kirkland Signature brand. The products will be featured in all 80 Costco stores throughout Canada.

Rx Pharmaceuticals

The Rx Pharmaceuticals segment third quarter net sales were $84 million, compared with $51 million a year ago, an increase of 66%. This increase was due primarily to new product sales of $23 million related to the authorized generic of Aldara® and the generic version of Xyzal®, as well as $6 million of increased sales volume in the Company's existing products. Reported operating income was $31 million, an increase of approximately $15 million from last year. The increase was driven largely by new product sales and increased operating expense leverage. Reported operating margin increased 430 basis points from last year to 36.9%.

For the first nine months of fiscal 2011, net sales for the Rx Pharmaceuticals segment increased 62% from fiscal 2010 to $251 million. Net sales increased due primarily to $72 million in new product sales and an increase of $16 million in sales of existing products.

On February 22, 2011, the Company announced that it had filed an Abbreviated New Drug Application for calcipotriene 0.005% and betamethasone dipropionate 0.064% ointment, a generic form of Taclonex® Ointment.

API

The API segment reported third quarter net sales of $41 million compared with $33 million a year ago, an increase of 26%. The increase was due primarily to additional sales of existing products of $8 million and new product sales of $5 million led by European sales of temozolomide. The increase was partially offset by an approximately $4 million decrease in revenues related to the sale of dossier agreements. Reported operating income increased $12 million due to higher margin new product sales, decreased operating expenses and improved financial operating leverage. Reported operating margin increased 2920 basis points to 27.5%, and adjusted operating margin increased 820 basis points to 28.7%.

For the first nine months of fiscal 2011, net sales increased 18% to approximately $119 million, compared to $101 million in fiscal 2010. Reported operating margin increased 1830 basis points to 26.6% from last year's 8.3%.

Other

Continuing operations for the Other category, consisting of the Israel Pharmaceutical and Diagnostic Products operating segment, reported third quarter net sales of $17 million, compared with $18 million a year ago. The decrease was due primarily to a decrease in sales of existing products of $2 million, partially offset by new product sales. Gross profit decreased 23% or $1.7 million. Year-to-date net sales for fiscal 2011 increased 16% compared to fiscal 2010. The increase was due primarily to $7 million in new product sales, partially offset by a decrease of $1 million due to unfavorable changes in foreign currency exchange rates.

Guidance

Chairman and CEO Joseph C. Papa concluded, "The strength of our business model was evident this quarter, and as we look forward to the end of fiscal 2011, we expect this to continue. Additionally, the realization of a $0.09 one-time tax benefit in the third quarter related to the change in the Israel statutory rates gives us comfort to be able to raise our guidance for the rest of this year. Reported fiscal 2011 earnings from continuing operations are now expected to be between $3.43 and $3.53 per share. Excluding the charges outlined in Table III at the end of this release, we now expect fiscal 2011 adjusted diluted earnings from continuing operations to be between $3.90 and $4.00 per share, up from our previously announced $3.75-$3.90 per share. This new range implies a year-over-year growth rate of adjusted earnings from continuing operations of 29% to 32% over fiscal 2010 adjusted EPS."

The conference call will be available live via webcast to interested parties on the Perrigo website http://www.perrigo.com or by phone 877-248-9413, International 973-582-2737 and reference ID# 61044320. A taped replay of the call will be available beginning at approximately 2:00 (ET) Tuesday, May 3, 2011, until midnight Friday, May 20, 2011. To listen to the replay, call 800-642-1687, International 706-645-9291, access code 61044320.

Perrigo Company is a leading global healthcare supplier that develops, manufactures and distributes OTC and generic prescription (Rx) pharmaceuticals, infant formulas, nutritional products and active pharmaceutical ingredients (API). The Company is the world's largest store brand manufacturer of OTC pharmaceutical products and infant formulas. The Company's primary markets and locations of manufacturing and logistics operations are the United States, Israel, Mexico, the United Kingdom and Australia. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended June 26, 2010, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Third Quarter		Year-to-Date
	2011	2010 As Adjusted (Note 1)	2011	2010 As Adjusted (Note 1)

Net sales	$691,563	$537,632	$2,050,400	$1,648,390
Cost of sales	452,481	350,237	1,347,864	1,100,158
Gross profit	239,082	187,395	702,536	548,232

Operating expenses
Distribution	8,525	7,919	25,722	21,474
Research and development	23,511	17,715	65,842	57,153
Selling and administration	84,133	65,135	244,053	188,817
Subtotal	116,169	90,769	335,617	267,444
Write-off of in-process
research and development	-	-	-	14,000
Restructuring	-	7,474	-	7,474
Total	116,169	98,243	335,617	288,918

Operating income	122,913	89,152	366,919	259,314
Interest, net	10,915	5,927	31,718	17,869
Other income, net	(753)	(1,367)	(1,945)	(1,686)

Income from continuing operations before
income taxes	112,751	84,592	337,146	243,131
Income tax expense	21,220	23,051	82,158	67,699
Income from continuing operations	91,531	61,541	254,988	175,432
Income (loss) from discontinued operations,
net of tax	(2,446)	640	(1,361)	(577)
Net income	$89,085	$62,181	$253,627	$174,855

Earnings (loss) per share (1)
Basic
Continuing operations	$0.99	$0.67	$2.77	$1.92
Discontinued operations	(0.03)	0.01	(0.01)	(0.01)
Basic earnings per share	$0.96	$0.68	$2.75	$1.91
Diluted
Continuing operations	$0.98	$0.66	$2.73	$1.89
Discontinued operations	(0.03)	0.01	(0.01)	(0.01)
Diluted earnings per share	$0.95	$0.67	$2.72	$1.88

Weighted average shares outstanding
Basic	92,459	91,179	92,175	91,428
Diluted	93,549	92,589	93,371	92,819

Dividends declared per share	$0.0700	$0.0625	$0.2025	$0.1800

(1) The sum of individual per share amounts may not equal due to rounding.

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 26, 2011	June 26, 2010 As Adjusted (Note 1)	March 27, 2010 As Adjusted (Note 1)
Assets
Current assets
Cash and cash equivalents	$223,237	$109,765	$318,522
Restricted cash	-	400,000	-
Investment securities	-	559	562
Accounts receivable, net	464,190	359,809	331,530
Inventories	494,278	452,980	419,779
Current deferred income taxes	22,930	27,225	25,675
Income taxes refundable	2,103	14,439	4,980
Prepaid expenses and other current assets	50,112	30,549	35,029
Current assets of discontinued operations	2,797	7,375	8,440
Total current assets	1,259,647	1,402,701	1,144,517

Property and equipment	950,478	885,169	826,164
Less accumulated depreciation	(484,575)	(436,586)	(442,997)
	465,903	448,583	383,167

Restricted cash	-	-	400,000
Goodwill and other indefinite-lived intangible assets	640,107	618,042	289,968
Other intangible assets, net	576,436	587,000	218,739
Non-current deferred income taxes	13,786	-	-
Other non-current assets	81,612	52,677	52,290
	$3,037,491	$3,109,003	$2,488,681

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$286,795	$267,311	$243,702
Short-term debt	1,180	9,000	-
Payroll and related taxes	71,521	79,219	73,456
Accrued customer programs	91,704	59,898	53,778
Accrued liabilities	79,485	90,046	53,883
Accrued income taxes	17,351	11,665	17,702
Current portion of long-term debt	15,000	400,000	-
Current liabilities of discontinued operations	3,570	5,370	10,228
Total current liabilities	566,606	922,509	452,749

Non-current liabilities
Long-term debt, less current portion	875,442	935,000	825,000
Non-current deferred income taxes	11,900	49,346	48,694
Other non-current liabilities	158,444	108,208	104,881
Total non-current liabilities	1,045,786	1,092,554	978,575

Shareholders' equity
Controlling interest shareholders' equity:
Preferred stock, without par value, 10,000 shares authorized	-	-	-
Common stock, without par value, 200,000 shares authorized	458,811	428,457	413,683
Accumulated other comprehensive income	109,080	43,200	64,547
Retained earnings	855,287	620,439	577,258
	1,423,178	1,092,096	1,055,488
Noncontrolling interest	1,921	1,844	1,869
Total shareholders' equity	1,425,099	1,093,940	1,057,357
	$3,037,491	$3,109,003	$2,488,681

Supplemental Disclosures of Balance Sheet Information
Related to Continuing Operations
Allowance for doubtful accounts	$7,618	$8,015	$10,760
Working capital	$693,814	$478,187	$693,556
Preferred stock, shares issued and outstanding	-	-	-
Common stock, shares issued and outstanding	92,682	91,694	91,356

See accompanying notes to condensed consolidated financial statements.

PERRIGO COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year-To-Date
	2011	2010 As Adjusted (Note 1)
Cash Flows (For) From Operating Activities
Net income	$253,627	$174,855
Adjustments to derive cash flows
Write-off of in-process research and development	-	14,000
Depreciation and amortization	76,257	51,811
Restructuring	-	7,474
Share-based compensation	11,526	11,184
Loss (gain) on sale of business	2,151	(750)
Income tax benefit from exercise of stock options	1,621	(905)
Excess tax benefit of stock transactions	(16,256)	(5,730)
Deferred income taxes	(60,845)	(16,361)
Sub-total	268,081	235,578

Changes in operating assets and liabilities, net of asset and business acquisitions
Accounts receivable	(104,197)	(13,039)
Inventories	(31,304)	(33,706)
Income taxes refundable	12,469	3,694
Accounts payable	15,521	(13,303)
Payroll and related taxes	(9,072)	24,521
Accrued customer programs	31,770	(1,005)
Accrued liabilities	(10,739)	(7,731)
Accrued income taxes	47,077	24,972
Other	9,428	439
Sub-total	(39,047)	(15,158)
Net cash from operating activities	229,034	220,420

Cash Flows (For) From Investing Activities
Proceeds from sales of securities	560	-
(Return of) Proceeds from sale of business	(3,558)	35,980
Acquisitions of businesses, net of cash acquired	2,624	(58,885)
Acquired research and development	-	(14,000)
Acquisitions of assets	(10,000)	(10,262)
Additions to property and equipment	(46,542)	(34,545)
Net cash for investing activities	(56,916)	(81,712)

Cash Flows (For) From Financing Activities
Repayments of short-term debt, net	(7,820)	-
Borrowings of long-term debt	150,442	-
Repayments of long-term debt	(195,000)	(67,771)
Deferred financing fees	(5,158)	(3,500)
Excess tax benefit of stock transactions	16,256	5,730
Issuance of common stock	12,476	14,593
Repurchase of common stock	(8,285)	(70,972)
Cash dividends	(18,779)	(16,566)
Net cash for financing activities	(55,868)	(138,486)

Effect of exchange rate changes on cash	(2,778)	658
Net increase in cash and cash equivalents	113,472	880

Cash and cash equivalents of continuing operations, beginning of period	109,765	317,638
Cash balance of discontinued operations, beginning of period	-	4
Cash and cash equivalents, end of period	223,237	318,522
Less cash balance of discontinued operations, end of period	-	-
Cash and cash equivalents of continuing operations, end of period	$223,237	$318,522

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$27,759	$30,765
Interest received	$2,594	$15,891
Income taxes paid	$83,494	$50,231
Income taxes refunded	$1,303	$1,159

See accompanying notes to condensed consolidated financial statements.

Table I
PERRIGO COMPANY
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 691,563	$ -		$ 691,563	$ 537,632	$ -		$ 537,632	29%	29%
Cost of sales	452,481	7,703	(a)	444,778	350,237	4,322	(a,d)	345,915	29%	29%
Gross profit	239,082	7,703		246,785	187,395	4,322		191,717	28%	29%

Operating expenses
Distribution	8,525	-		8,525	7,919	-		7,919	8%	8%
Research and development	23,511	-		23,511	17,715	-		17,715	33%	33%
Selling and administration	84,133	5,095	(a,b)	79,038	65,135	4,198	(a,e)	60,937	29%	30%
Restructuring	-	-		-	7,474	7,474	(f)	-	(100)%	-
Total	116,169	5,095		111,074	98,243	11,672		86,571

Operating income	122,913	12,798		135,711	89,152	15,994		105,146	38%	29%
Interest, net	10,915	-		10,915	5,927	700	(g)	5,227	84%	109%
Other income, net	(753)	-		(753)	(1,367)	-		(1,367)	(45)%	(45)%
Income from continuing operations before income taxes	112,751	12,798		125,549	84,592	16,694		101,286	33%	24%
Income tax expense	21,220	4,117	(c)	25,337	23,051	2,808	(c)	25,859	(8)%	(2)%
Income from continuing operations	$ 91,531	$ 8,681		$ 100,212	$ 61,541	$ 13,886		$ 75,427	49%	33%

Diluted earnings per share from continuing operations	$ 0.98			$ 1.07	$ 0.66			$ 0.81	48%	32%

Diluted weighted average shares outstanding	93,549			93,549	92,589			92,589

Selected ratios as a percentage of net sales
Gross profit	34.6%			35.7%	34.9%			35.7%
Operating expenses	16.8%			16.1%	18.3%			16.1%
Operating income	17.8%			19.6%	16.6%			19.6%

	Nine Months Ended
Consolidated	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 2,050,400	$ -		$ 2,050,400	$ 1,648,390	$ -		$ 1,648,390	24%	24%
Cost of sales	1,347,864	22,271	(a)	1,325,593	1,100,158	13,921	(a,i)	1,086,237	23%	22%
Gross profit	702,536	22,271		724,807	548,232	13,921		562,153	28%	29%

Operating expenses
Distribution	25,722	-		25,722	21,474	-		21,474	20%	20%
Research and development	65,842	-		65,842	57,153	-		57,153	15%	15%
Selling and administration	244,053	14,504	(a,h)	229,549	188,817	6,595	(a,e)	182,222	29%	26%
Write-off of in-process research and development	-	-		-	14,000	14,000	(j)	-	(100)%	-
Restructuring	-	-		-	7,474	7,474	(f)	-	(100)%	-
Total	335,617	14,504		321,113	288,918	28,069		260,849

Operating income	366,919	36,775		403,694	259,314	41,990		301,304	41%	34%
Interest, net	31,718	-		31,718	17,869	700	(g)	17,169	78%	85%
Other income, net	(1,945)	-		(1,945)	(1,686)	-		(1,686)	15%	15%
Income from continuing operations before income taxes	337,146	36,775		373,921	243,131	42,690		285,821	39%	31%
Income tax expense	82,158	11,819	(c)	93,977	67,699	8,567	(c)	76,266	21%	23%
Income from continuing operations	$ 254,988	$ 24,956		$ 279,944	$ 175,432	$ 34,123		$ 209,555	45%	34%

Diluted earnings per share from continuing operations	$ 2.73			$ 3.00	$ 1.89			$ 2.26	44%	33%

Diluted weighted average shares outstanding	93,371			93,371	92,819			92,819

Selected ratios as a percentage of net sales
Gross profit	34.3%			35.3%	33.3%			34.1%
Operating expenses	16.4%			15.7%	17.5%			15.8%
Operating income	17.9%			19.7%	15.7%			18.3%

(a) Deal-related amortization
(b) Acquisition costs of $1,095
(c) Total tax effect for non-GAAP pre-tax adjustments
(d) Inventory step-up of $94
(e) Acquisition costs of $3,052
(f) Restructuring charges related to Germany and Florida
(g) Acquisition costs
(h) Acquisition costs of $2,410
(i) Inventory step-ups of $1,031
(j) Write-off of in-process R&D related to acquired ANDA

Table II
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Three Months Ended
Consumer Healthcare	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 425,025	$ -		$ 425,025	$ 377,064	$ -		$ 377,064	13%	13%
Cost of sales	289,825	918	(a)	288,907	250,210	661	(a)	249,549	16%	16%
Gross profit	135,200	918		136,118	126,854	661		127,515	7%	7%
Operating expenses	62,996	1,210	(a)	61,786	51,395	696	(a)	50,699	23%	22%
Operating income	$ 72,204	$ 2,128		$ 74,332	$ 75,459	$ 1,357		$ 76,816	(4)%	(3)%

Selected ratios as a percentage of net sales
Gross profit	31.8%			32.0%	33.6%			33.8%
Operating expenses	14.8%			14.5%	13.6%			13.4%
Operating income	17.0%			17.5%	20.0%			20.4%

	Nine Months Ended
Consumer Healthcare	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 1,251,125	$ -		$ 1,251,125	$ 1,174,886	$ -		$ 1,174,886	6%	6%
Cost of sales	853,119	2,414	(a)	850,705	782,959	2,028	(a)	780,931	9%	9%
Gross profit	398,006	2,414		400,420	391,927	2,028		393,955	2%	2%
Operating expenses	179,089	3,710	(a)	175,379	157,595	2,208	(a)	155,387	14%	13%
Operating income	$ 218,917	$ 6,124		$ 225,041	$ 234,332	$ 4,236		$ 238,568	(7)%	(6)%

Selected ratios as a percentage of net sales
Gross profit	31.8%			32.0%	33.4%			33.5%
Operating expenses	14.3%			14.0%	13.4%			13.2%
Operating income	17.5%			18.0%	19.9%			20.3%

	Three Months Ended
Nutritionals	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 124,077	$ -		$ 124,077	$ 58,722	$ -		$ 58,722	111%	111%
Cost of sales	86,099	3,000	(a)	83,099	47,442	-		47,442	81%	75%
Gross profit	37,978	3,000		40,978	11,280	-		11,280	237%	263%
Operating expenses	20,046	2,790	(a)	17,256	7,928	1,149	(a,b)	6,779	153%	155%
Operating income	$ 17,932	$ 5,790		$ 23,722	$ 3,352	$ 1,149		$ 4,501	435%	427%

Selected ratios as a percentage of net sales
Gross profit	30.6%			33.0%	19.2%			19.2%
Operating expenses	16.2%			13.9%	13.5%			11.5%
Operating income	14.5%			19.1%	5.7%			7.7%

	Nine Months Ended
Nutritionals	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 380,219	$ -		$ 380,219	$ 175,524	$ -		$ 175,524	117%	117%
Cost of sales	258,329	8,999	(a)	249,330	151,569	-		151,569	70%	64%
Gross profit	121,890	8,999		130,889	23,955	-		23,955	409%	446%
Operating expenses	65,716	8,384	(a)	57,332	20,596	2,048	(a,b)	18,548	219%	209%
Operating income	$ 56,174	$ 17,383		$ 73,557	$ 3,359	$ 2,048		$ 5,407	1,572%	1,260%

Selected ratios as a percentage of net sales
Gross profit	32.1%			34.4%	13.6%			13.6%
Operating expenses	17.3%			15.1%	11.7%			10.6%
Operating income	14.8%			19.3%	1.9%			3.1%

	Three Months Ended
Rx Pharmaceuticals	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 84,383	$ -		$ 84,383	$ 50,802	$ -		$ 50,802	66%	66%
Cost of sales	43,351	2,827	(a)	40,524	23,627	2,645	(a)	20,982	83%	93%
Gross profit	41,032	2,827		43,859	27,175	2,645		29,820	51%	47%
Operating expenses	9,891	-		9,891	10,607	-		10,607	(7)%	(7)%
Operating income	$ 31,141	$ 2,827		$ 33,968	$ 16,568	$ 2,645		$ 19,213	88%	77%

Selected ratios as a percentage of net sales
Gross profit	48.6%			52.0%	53.5%			58.7%
Operating expenses	11.7%			11.7%	20.9%			20.9%
Operating income	36.9%			40.3%	32.6%			37.8%

(a) Deal-related amortization
(b) Restructuring charges of $699 related to Florida
(c) Write-off of in-process R&D related to acquired ANDA
(d) Restructuring charges related to Germany
(e) Inventory step-up of $94
(f) Inventory step-ups of $1,031

Table II (Continued)
PERRIGO COMPANY
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in thousands)
(unaudited)

	Nine Months Ended
Rx Pharmaceuticals	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 251,250	$ -		$ 251,250	$ 154,694	$ -		$ 154,694	62%	62%
Cost of sales	138,190	8,035	(a)	130,155	77,067	8,337	(a)	68,730	79%	89%
Gross profit	113,060	8,035		121,095	77,627	8,337		85,964	46%	41%
Operating expenses	30,969	-		30,969	42,782	14,000	(c)	28,782	(28)%	8%
Operating income	$ 82,091	$ 8,035		$ 90,126	$ 34,845	$ 22,337		$ 57,182	136%	58%

Selected ratios as a percentage of net sales
Gross profit	45.0%			48.2%	50.2%			55.6%
Operating expenses	12.3%			12.3%	27.7%			18.6%
Operating income	32.7%			35.9%	22.5%			37.0%

	Three Months Ended
API	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 41,206	$ -		$ 41,206	$ 32,802	$ -		$ 32,802	26%	26%
Cost of sales	22,070	519	(a)	21,551	18,172	500	(a)	17,672	21%	22%
Gross profit	19,136	519		19,655	14,630	500		15,130	31%	30%
Operating expenses	7,818	-		7,818	15,177	6,775	(d)	8,402	(48)%	(7)%
Operating income (loss)	$ 11,318	$ 519		$ 11,837	$ (547)	$ 7,275		$ 6,728	-	76%

Selected ratios as a percentage of net sales
Gross profit	46.4%			47.7%	44.6%			46.1%
Operating expenses	19.0%			19.0%	46.3%			25.6%
Operating income	27.5%			28.7%	(1.7)%			20.5%

	Nine Months Ended
API	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 118,900	$ -		$ 118,900	$ 100,994	$ -		$ 100,994	18%	18%
Cost of sales	65,430	1,527	(a)	63,903	61,384	1,486	(a)	59,898	7%	7%
Gross profit	53,470	1,527		54,997	39,610	1,486		41,096	35%	34%
Operating expenses	21,797	-		21,797	31,229	6,762	(a,d)	24,467	(30)%	(11)%
Operating income	$ 31,673	$ 1,527		$ 33,200	$ 8,381	$ 8,248		$ 16,629	278%	100%

Selected ratios as a percentage of net sales
Gross profit	45.0%			46.3%	39.2%			40.7%
Operating expenses	18.3%			18.3%	30.9%			24.2%
Operating income	26.6%			27.9%	8.3%			16.5%

	Three Months Ended
Other	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 16,872	$ -		$ 16,872	$ 18,242	$ -		$ 18,242	(8)%	(8)%
Cost of sales	11,136	439	(a)	10,697	10,786	516	(a,e)	10,270	3%	4%
Gross profit	5,736	439		6,175	7,456	516		7,972	(23)%	(23)%
Operating expenses	5,435	-		5,435	5,341	-		5,341	2%	2%
Operating income	$ 301	$ 439		$ 740	$ 2,115	$ 516		$ 2,631	(86)%	(72)%

Selected ratios as a percentage of net sales
Gross profit	34.0%			36.6%	40.9%			43.7%
Operating expenses	32.2%			32.2%	29.3%			29.3%
Operating income	1.8%			4.4%	11.6%			14.4%

	Nine Months Ended
Other	March 26, 2011				March 27, 2010				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP	As Adjusted
Net sales	$ 48,906	$ -		$ 48,906	$ 42,292	$ -		$ 42,292	16%	16%
Cost of sales	32,796	1,296	(a)	31,500	27,179	2,070	(a,f)	25,109	21%	25%
Gross profit	16,110	1,296		17,406	15,113	2,070		17,183	7%	1%
Operating expenses	15,012	-		15,012	13,514	-		13,514	11%	11%
Operating income	$ 1,098	$ 1,296		$ 2,394	$ 1,599	$ 2,070		$ 3,669	(31)%	(35)%

Selected ratios as a percentage of net sales
Gross profit	32.9%			35.6%	35.7%			40.6%
Operating expenses	30.7%			30.7%	32.0%			32.0%
Operating income	2.2%			4.9%	3.8%			8.7%

(a) Deal-related amortization
(b) Restructuring charges of $699 related to Florida
(c) Write-off of in-process R&D related to acquired ANDA
(d) Restructuring charges related to Germany
(e) Inventory step-up of $94
(f) Inventory step-ups of $1,031

Table III
PERRIGO COMPANY
FY 2011 GUIDANCE AND FY 2010 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Full Year
Fiscal 2011 Guidance*
FY11 reported diluted EPS from continuing operations range	$3.43 - $3.53
Deal-related amortization (1,2)	0.352
Charges associated with acquisition costs (2)	0.064
Charge associated with inventory step-up (2)	0.054
FY11 adjusted diluted EPS from continuing operations range	$3.90 - $4.00

Fiscal 2010*
FY10 reported diluted EPS from continuing operations	$2.42
Deal-related amortization (1)	0.195
Charges associated with acquisition costs	0.083
Charges associated with inventory step-ups	0.075
Charges associated with restructuring	0.100
Charges associated with acquired research and development	0.157
FY10 adjusted diluted EPS from continuing operations	$3.03

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions
(2) Assumes a mid-fourth fiscal quarter close of the Paddock Laboratories acquisition

*All information based on continuing operations.

CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, ajshannon@perrigo.com